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                                                                    EXHIBIT 99.1

[DUSA LOGO]
INNOVATION IN PHOTODYNAMIC THERAPY

DUSA PHARMACEUTICALS, INC. (R)
FOR RELEASE AT 8:00 A.M.

                     DUSA PHARMACEUTICALS INITIATES PHASE II
              LEVULAN(R) PHOTODYNAMIC THERAPY (PDT) CLINICAL TRIAL
                       FOR TREATMENT OF FACIAL PHOTODAMAGE

             AGREEMENTS SIGNED WITH LUMENIS AND CYNOSURE TO INCLUDE
            THE IPL(TM) QUANTUM AND V-STAR LIGHT SOURCES IN THE STUDY

WILMINGTON, MA. MAY 20, 2004 DUSA Pharmaceuticals, Inc. (NASDAQ NMS: DUSA) reported today the initiation of a new multicenter Phase II clinical study using the Company's Levulan(R) photodynamic therapy (PDT) for the treatment of facial photodamage. The study will utilize broad area, short contact drug application, combined with 3 light sources: Intense Pulsed Light (IPL), Long Pulsed Dye Laser
(LPDL) and DUSA's BLU-U(R) brand blue light.

DUSA announced that it has signed development agreements with Lumenis Inc. (LUME.PK) of Yokneam, Israel, and Cynosure Corp. of Chelmsford, MA, providing for the inclusion of Lumenis' IPL(TM) Quantum and Cynosure's PhotoGenica(R) V-Star LPDL in the study, along with the BLU-U.

Dr. Geoffrey Shulman, DUSA's President and CEO, stated, "Since receiving our initial FDA approval for Levulan PDT with the BLU-U for the treatment of actinic keratoses, results from independent investigator studies conducted by leading physicians* (see references below) in laser and cosmetic dermatology have indicated that one of the best opportunities for Levulan PDT may be in the treatment of photodamaged skin. For this common condition caused by excessive exposure to the sun, the most prevalent treatment is non-ablative photo-rejuvenation using multiple sessions with IPL or laser. Based on information from these studies, we decided to test short contact Levulan, combined with IPL, LPDL and/or the BLU-U, looking for potential improvement over treatment with IPL or LPDL alone. Our goal is that all 3 light sources will eventually be approved with Levulan for this indication."

The present study, which will be carried out at 4 clinical trial sites in the United States, consists of two phases. The first phase, with up to 64 patients, will evaluate the V-Star LPDL and the IPL Quantum to establish the best light dosages for PDT using these devices. The second phase, with up to 60 patients, will include up to three treatments per patient for photodamaged skin, given at three-week intervals, using fixed light doses with one of the light sources (BLU-U, PDL or IPL). In both phases of the study, prior to treatment with any light source, the left and right sides of each subject's face will be randomized to receive topical Levulan using DUSA's Kerastick(R) on one side and vehicle on the other (split-face study). Efficacy at each visit will be assessed on each side of the face using standard markers of photodamage. Safety and tolerability will be assessed throughout the study.
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                                                                    EXHIBIT 99.1

DUSA Pharmaceuticals, Inc. is a biopharmaceutical company engaged primarily in the development and marketing of Levulan Photodynamic Therapy (PDT) and Photodetection (PD) for multiple medical conditions, with a primary focus on dermatology. PDT and PD utilize light-activated compounds to induce a therapeutic or detection effect. DUSA is a world leader in topically or locally applied PDT and PD. DUSA maintains offices in Wilmington, MA, Valhalla, NY and Toronto, Ontario.

Except for historical information, this news release contains certain forward-looking statements that involve known and unknown risks and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to the goal of having Lumenis' IPL Quantum, Cynosure's PhotoGenica V-Star LPDL and DUSA's BLU-U be approved for use with Levulan for the treatment of facial photodamage, the number of clinical trial sites and patients, protocol details and patient assessment of safety and efficacy. Such risks and uncertainties include, but are not limited to action by regulatory authorities, enrollment opportunities, clinical trial results, reliance on third-party manufacturers and devices, and other risks identified in DUSA's SEC filings from time to time, including its Form 10-K for the year ended December 31, 2003.

*Original Investigator Reports:

1. Touma D, Yaar M, Whitehead S et al. A trial of short incubation, broad-area photodynamic therapy for facial actinic keratoses and diffuse photodamage. Arch Dermatol 2004; 140: 33-40.

2. Avram D, Goldman M. Effectiveness and safety of ALA-IPL in treating actinic keratoses and photodamage. J Drugs Dermatol 2004; 3: S36-S9.

3. Ruiz-Rodriguez R, Sanz-Sanchez T, Cordoba S. Photodynamic photorejuvenation. Dermatol Surg 2002; 28: 742-4.

4. Smith S, Piacquadio D, Morhenn V et al. Short incubation PDT versus 5-FU in treating actinic keratoses. J Drugs Dermatol 2003; 2: 629-35.

5. Alexiades-Armenekas M, Geronemus, R. Laser-mediated photodynamic therapy of actinic keratoses. Arch Dermatol 2003; 139: 1313-20


For further information contact:
D. GEOFFREY SHULMAN, MD, President and CEO or SHARI LOVELL, Director, Shareholder Services Tel: 416.363.5059
Fax 416.363.6602 or visit www.dusapharma.com